EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use in Amendment No. 1 to Form SB-2 Registration Statement (File No. 333-102366) under the Securities Act of 1933 of American Ammunition, Inc. (a California corporation) of our independent auditor's report dated March 7, 2003 (except for Note J as to which the date is March 20, 2003), relating to the consolidated balance sheets of American Ammunition, Inc. (formerly FBI Fresh Burgers International) and Subsidiaries as of December 31, 2002 and 2001 and the related consolidated statements of operations and comprehensive loss and cash flows for each of the two years ended December 31, 2002 and 2001, respectively, accompanying the financial statements contained in such Amendment No. 1 to Form SB-2 Registration Statement Under the Securities Act of 1933, and to the use of our name and the statements with respect to us as appearing under the heading "Experts".



                                                          /s/ S.W. Hatfield, CPA
                                                             S. W. HATFIELD, CPA


Dallas, Texas
March 31, 2003